UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2006

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15378 Avenue of Science, Ste 100, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 676-1112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 4, 2006, we entered into a Securities Purchase Agreement with selected institutional investors pursuant to which we issued and sold 4,870,512 shares of our common stock at a purchase price of $1.95 per share. The financing closed on August 7, 2006. In connection with this financing, we issued warrants to the investors exercisable for an aggregate of 1,948,205 shares of common stock at an exercise price of $2.67 per share. These warrants will be exercisable from February 7, 2007 until August 6, 2010.

The shares and warrants were offered and sold to the following institutional investors, each of whom is a signatory to the Securities Purchase Agreement and all of whom we may refer to below collectively as the investors: (i) Special Situations Fund III QP, L.P., (ii) Special Situations Fund III L.P., (iii) Special Situations Private Equity Fund, L.P., (iv) Special Situations Technology Fund, L.P., (v) Special Situations Technology Fund II, L.P., (vi) Iroquois Master Fund LLC, and (vii) ICF, LLC. The controlling principals of the Special Situations funds beneficially owned more than five percent of the outstanding common stock of our company before the financing.

Gross proceeds from this financing are approximately $9.5 million. We agreed to pay a placement fee of 5% of the gross proceeds to Olympus Securities, LLC pursuant to an Engagement Letter dated July 27, 2006. We expect to use the net proceeds of the financing for working capital purposes.

We offered and sold the shares and warrants without registration under the Securities Act of 1933 to a limited number of qualified institutional buyers and other institutional accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares and warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares and the warrants issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Securities Act prior to issuance.

In connection with this financing, we entered into a Registration Rights Agreement with the investors, pursuant to which we agreed to prepare and file, within 30 days following the issuance of the securities, a registration statement covering the resale of the shares of common stock sold in the financing as well as the shares of common stock issuable upon the exercise of the warrants. If we fail to have the registration statement declared effective within 90 days following the date of the issuance of the securities, or the purchasers are otherwise unable to re-sell their shares purchased in the financing or upon exercise of their warrants, we will be obligated to pay liquidated damages to the purchasers in the amount of 0.0165% per day until 180 days after the closing, and 0.033% per day thereafter, but not to exceed a total of 20% of the purchase price paid by each purchaser.

We have agreed in the Securities Purchase Agreement to submit the financing to a vote of our stockholders for approval prior to June 2007. We have also agreed in the Securities Purchase Agreement that, subject to certain exceptions, if during the period until one year following effectiveness of the registration statement we sell shares of our common stock, in a private or under a shelf registration statement, the purchasers will have certain rights of first refusal to participate in the financing. We have also agreed in the agreements to indemnify the purchasers for certain losses.

The warrants contain provisions which would adjust the exercise price, and in inverse proportion adjust the number of shares subject to the warrant, in the event we pay or effect stock dividends or splits, or in the event we sell shares of our common stock at a purchase price, or options or warrants to purchase shares of our common stock having an exercise price, less than the exercise price of the applicable warrant. The warrants also feature a net exercise provision, which enables the holder to choose to exercise the warrant without paying cash by surrendering shares subject to the warrant with a market value equal to the exercise price. This right is available only if a registration statement covering the shares subject to the warrants is not available after it is initially declared effective.

As a result of the anti-dilution provisions contained in the warrants we issued in July 2005, this financing will, at the option of the various holders of those outstanding warrants, adjust the exercise price of those warrants from $6.36 to $5.44, and the number of shares of common stock for which those warrants are exercisable will adjust in inverse proportion, adjusting those warrants from an aggregate of 717,213 shares to an aggregate of 838,506 shares of our common stock for which the warrants are exercisable. Those warrants will expire on July 18, 2009.

As a result of the anti-dilution provisions contained in the warrants we issued in July 2003, this financing will, at the option of the various holders of those outstanding warrants, adjust the exercise price of those warrants from $6.55 to $5.59 (the original exercise price of $6.75 was adjusted to $6.55 in connection with our issuance of common stock in July 2005). Those warrants will expire on July 10, 2007 and are exercisable for an aggregate of 272,729 shares of our common stock.

As a result of the anti-dilution provisions contained in the warrants we issued in May 2002, this financing will adjust the exercise price of those warrants from $3.01 to $1.85 (the original exercise price of $4.50 was adjusted to $3.01 in connection with our issuance of Series E Preferred Stock). Those warrants will expire on March 31, 2007 and are exercisable for an aggregate of 451,880 shares of our common stock.

As a result of the anti-dilution provisions contained in the warrants we issued in September through October 2001, this financing will adjust the exercise price of those warrants from $2.00 to $1.95. Those warrants will expire on September 30, 2006 and are exercisable for an aggregate of 617,500 shares of our common stock. However, the repricing of these warrants will not apply to the warrant for 125,000 shares held by a family trust of Elwood G. Norris, our Chairman.

A complete copy of each of the Securities Purchase Agreement, the Registration Rights Agreement, the Form of Warrant, the Engagement Letter, the Waiver Notice of Mr. Norris’s family trust and the related press release describing the private placement financing, are filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities

On August 4, 2006, we entered into a Securities Purchase Agreement to issue and sell 4,870,512 shares of our common stock, and warrants to purchase an additional 1,948,205 shares of our common stock, with selected institutional investors. As a result of this financing certain outstanding warrants became exercisable for an additional 121,293 shares. For further information about the terms of these transactions, please see the disclosure under Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Securities Purchase Agreement, dated August 4, 2006

99.2	Registration Rights Agreement, dated August 4, 2006

99.3	Form of Warrant, issued August 7, 2006

99.4	Engagement Letter, dated July 27, 2006

99.5	Waiver Notice of Norris Family 1997 Trust

99.6	Press release, released August 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: August 8, 2006	By:	/s/ STEVEN D. STRINGER
Steven D. Stringer
Chief Financial Officer